Exhibit 10.17

GROUND LEASE

by and between

I-4 LAND HOLDING LIMITED COMPANY (“Landlord”)

and

LAZY DAYS’ R.V. CENTER, INC. (“Tenant”)

Dated as of July        , 1999

i

ii

GROUND LEASE

This Ground Lease (“Lease”) is made and entered into as of the             day of July, 1999, by and between I-4 LAND HOLDING LIMITED COMPANY, a Florida limited liability company (“Landlord”), and LAZY DAYS’ R.V. CENTER, INC., a Florida corporation (“Tenant”).

RECITALS

A.                                   Prior to the date hereof, Tenant has operated its recreational vehicle business on an approximately 126 acre site located at 6130 Lazy Days Blvd., Seffner, Florida (the “Site”).  The land included within such 126-acre site is owned by the Landlord and described in Exhibit A attached hereto (the “Land”).  Tenant is the owner of all buildings and structures now located on the Land and all other improvements located on the Land which are not owned by Landlord (the “Tenant Improvements”).  Landlord is the owner of asphalt and concrete paving, landscaping and fencing now located on the Land (the “Landlord Improvements”).  The Land and the Landlord Improvements are collectively referred to herein as the “Demised Premises.”  The Landlord Improvements and the Tenant Improvements are sometimes collectively referred to herein as the “Improvements.”

B.                                     Landlord and Tenant are parties to an existing lease for the Site dated as of January 1, 1998 (the “Existing Lease”).  It is the intention of the Landlord and the Tenant that the Existing Lease be terminated, and that this Lease will be the operative lease for the Site from and after the date hereof.

AGREEMENT

In consideration of the mutual covenants and agreements contained in this Lease and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

ARTICLE 1

Leased Premises

1.1                                 The Existing Lease is hereby terminated.

1.2                                 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Land and the Improvements.

1.3                                 Tenant reserves the right to construct future site improvements and ancillary facilities including, without limitation, buildings, camping grounds, roadways, walkways, detention ponds, wetlands, and utility lines and poles (the “Future Improvements”) on the Land in accordance with Article 9 below.  The Future Improvements described in Exhibit B are hereby approved by Landlord.  The Future Improvements, after completion, shall become part of the Tenant Improvements.

1.4                                 Landlord and Tenant (and Tenant’s employees, licensees, and invitees) acknowledge and agree that non-exclusive easements and rights to use public and common facilities exist on or service the Demised Premises for certain third party use including, but not limited to, all entrances, exits, driveways, parking areas, walks, service drives and common utilities.

ARTICLE 2

Term

2.1                                 This Lease shall be effective upon execution hereof and the initial term of this Lease shall be for a period of twenty-three (23) years and six (6) months (the “Initial Term”) commencing as of the date first written above, which date shall also be the “Rent Commencement Date.”  The term “Lease Year” as used herein shall be defined as each successive twelve month period following the Rent Commencement Date.

2.2                                 Tenant shall have the option at the end of the Initial Term to extend the term of this Lease for up to three (3) additional five (5)-year periods (each, an “Option Term”) upon giving Landlord written notice of such election not less than three hundred sixty five (365) days prior to the expiration of the Initial Term or any Option Term.  All terms and conditions of the Lease as stated herein shall apply during each Option Term; provided, however, the Minimum Annual Rent (as defined in Article 5) for each Option Term shall be adjusted pursuant to Section 5.1 hereof.

ARTICLE 3

Conditions Precedent

This Lease shall become effective upon the merger of the Lazy Days’ R V. Center, Inc. Employee Stock Ownership Plan into the Alliance Holdings, Inc. Employee Stock Ownership Plan and Trust.

ARTICLE 4

Use

4.1                                 The Demised Premises and Improvements shall be used for the purposes of Tenant’s recreational vehicle business as presently or in the future conducted and for any lawful purposes approved by the Landlord in its reasonable discretion.

4.2                                 Tenant shall not use the Demised Premises or the Improvements, or permit the Demised Premises or the Improvements to be used, in whole or in part during the term of this Lease for any purpose or use that is in violation of any law.

From and after the date hereof, Tenant shall, at its own cost and expense, cause the Demised Premises and the Tenant Improvements to comply with (including, without limitation, making structural or extraordinary repairs, improvements and alterations) all present and future laws, rules, regulations and codes, including, without limitation, the Americans with

Disabilities Act.  Tenant shall have the right to contest or review, by legal procedure or in such other manner as Tenant may deem suitable, at its own expense, any such laws, rules, regulations, or codes and may contest the applicability of the same to the Demised Premises or the Tenant Improvements, provided that Landlord is not subjected to any liability and/or prosecution as a result thereof and that Landlord’s title to the Demised Premises is not subjected to forfeiture or otherwise materially affected in any manner as a result thereof.  Such proceedings shall be conducted promptly, and shall include, if Tenant so decides, appropriate appeals.  Whenever any such requirements become absolute after a contest, Tenant shall diligently comply with the same or so much thereof as shall have been judicially sustained.

4.3                                 Tenant shall not use the Demised Premises or the Tenant Improvements for or carry on or permit in or upon the Demised Premises or the Tenant Improvements, or any party thereof, any nuisance.  Tenant agrees not to cause, permit or suffer any waste to the Demised Premises or the Tenant Improvements.

ARTICLE 5

Rent

5.1                                 Commencing on the Rent Commencement Date, Tenant agrees to pay to Landlord minimum annual rent in an amount equal to $3,708,197 per year for the initial five Lease Years and $4,200,000 per year thereafter (“Minimum Annual Rent”).  In addition to such fixed increase in Minimum Annual Rent, the Minimum Annual Rent shall be subject to the following cost of living adjustments.  On the fifth, 8½th, 13½th, and 18½th anniversary of the Rent Commencement Date and on the commencement date of each Option Term (each, an “Adjustment Date”), Minimum Annual Rent shall be increased by an amount equal to the product obtained by multiplying the greater of $4,200,000 or the Minimum Annual Rent applicable to the Lease Year immediately preceding such Adjustment Date by the Index Change.  As used herein, the term “Index Change” shall mean the cumulative percentage increase (if any) in the cost of living for the five-(5) year period immediately preceding each Adjustment Date in the Consumer Price Index All Urban Consumers U.S. City Average (1982-84=100), published by the United States Department of Labor, Bureau of Labor Statistics (“Index”), except the 8½th year adjustment shall be based on $4,200,000 increased by the cumulative percentage increase (if any) in the cost of living for the ten-year period immediately preceding such Adjustment Date.

5.2                                 The Minimum Annual Rent shall be paid in equal monthly installments in advance, without demand and without offset (except as expressly provided herein), on the first day of each calendar month during the term of this Lease commencing on the Rent Commencement Date and prorated on a per diem basis for a fraction of any month.  All rental and other payments due from Tenant shall be paid by Tenant to Landlord at the address set forth in Article 30, or at such other place as may from time to time be designated by Landlord in writing.  All such payments shall bear interest from the date due until paid at the prevailing Wall Street Journal Prime Rate of Interest plus five percent (5%) if not paid within fifteen (15) days of notice from Landlord that such payment is past due.  A late fee of five percent (5%) of the applicable payment shall be due and payable to Landlord if any portion of a payment required of Tenant is not paid within thirty (30) days after such payment is due.

5.3                                 It is the intention of Landlord and Tenant that the rent herein specified shall be net to Landlord in each Lease Year during the term of this Lease and that all costs, expenses and obligations of every kind (including but not limited to taxes, insurance and maintenance) relating to the Demised Premises and Improvements which may arise or become due during the term of this Lease shall be paid by Tenant.  Nothing contained herein shall make Landlord and Tenant partners or joint venturers or liable for the debts of the other.

ARTICLE 6

Utilities

Tenant shall pay all charges for all utility services furnished to the Demised Premises.  If any utility service is interrupted solely as a result of the gross negligence or willful misconduct of Landlord, its agents or employees, there shall be equitable abatement of rent and other charges due hereunder based upon the length of period and proportion of the Demised Premises and Improvements which are nonfunctional.

ARTICLE 7

Insurance

7.1                                 Tenant covenants and agrees that it will carry and maintain, during the entire term hereof, at Tenant’s sale cost and expense, the following types of insurance, in the amount specified and in the form hereinafter provided for:

(a)                                  Commercial general liability insurance covering injury or death to persons or damage to property with coverage limits of the greater of (i) $1,000,000.00 combined and $1,000,000.00 each occurrence, or (ii) such additional coverage as Landlord may reasonably require during the Term (but Landlord shall not adjust such required insurance limits more frequently than once every three (3) years), insuring against any and all liability of the insured with respect to the Demised Premises and Improvements or arising out of the maintenance, use or occupancy thereof.  All such liability insurance may be provided under umbrella-type policies maintained by Tenant.

(b)                                 Fire insurance with extended coverage endorsement upon the Improvements in an amount equal to the replacement value of the Improvements above the foundation walls.  All fire and extended coverage insurance which Tenant is obligated to maintain shall be for the benefit of Landlord and Tenant, as their interests may appear, and shall insure against all perils.  In the case of loss or damage by fire or other risks insured against, such insurance proceeds shall be applied to the replacement of the damaged property unless both Landlord and Tenant agree not to replace the damaged property, in which case any insurance proceeds remaining after deducting the expenses of removing the damaged or destroyed property shall be apportioned between Landlord and Tenant based on the relative ownership of the damaged property, and as to any proceeds applicable to Improvements owned by Tenant, Landlord and Tenant shall share in such proceeds with Tenant receiving the share that represents the proportion of the remaining useful life of the applicable Improvement prior to its destruction that would have fallen within the then current Term, and the Landlord’s share being the remainder.

(c)                                  Worker’s compensation coverage in compliance with the laws of the State of Florida.

7.2                                 The insurance coverages required hereunder shall be carried with an insurance company or companies selected by Tenant and reasonably acceptable to Landlord.  Such insurance may be carried under a blanket policy or policies covering other liabilities and locations of Tenant.  All such policies shall be issued in the name of Tenant and shall name Landlord, any fee mortgagee and any leasehold mortgagee as additional insureds.  Casualty insurance policies shall contain a mortgagee loss payable clause in favor of Landlord, subject to the prior rights of any Leasehold Mortgagee.  From time to time, Tenant shall furnish Landlord such evidence as Landlord may require to indicate that the foregoing insurance is in full force and effect.  All policies of insurance shall provide that such policies shall not be amended or canceled without thirty (30) days prior written notice to Tenant and Landlord.

ARTICLE 8

Taxes

8.1                                 Commencing on the Rent Commencement Date, Tenant shall pay to Landlord all ad valorem real estate taxes and assessments attributable to the Demised Premises or the Improvements (if taxed as part of the Demised Premises or not otherwise directly taxed to Tenant) within thirty (30) days following receipt of Landlord’s written notification that such taxes and assessments are due and payable.  Landlord’s written notification shall be forwarded to Tenant and shall be accompanied by a copy of the tax bill or certificate and shall indicate the portion of real estate taxes and assessments attributable to the Demised Premises or Improvements.  Tenant shall not be liable for any portion of penalties or interest which may be assessed as a result of late payment of taxes or assessments by Landlord.  If any assessment is payable in installments, Tenant shall pay to Landlord any installment as and when such installment becomes due and payable.  Tenant’s liability for ad valorem real estate taxes and assessments shall be prorated for the Lease Years in which this Lease commences and terminates.

8.2                                 Should Landlord initiate proceedings to contest the validity or amount of any tax or assessment levied against the Demised Premises or Improvements, Tenant, at Landlord’s expense, will cooperate in such proceedings and should such proceedings be successful, Tenant will be entitled to its proportionate share of any tax refund or future abatement, after deducting therefrom payment of all expenses incurred by Landlord in any such proceeding.  Should Tenant initiate proceedings to contest the validity of any tax or assessment levied against the Demised Premises or Improvements, Landlord shall, at Tenant’s expense, cooperate in such proceedings.

8.3                                 Tenant shall pay to Landlord, in addition to and along with any and all rent otherwise payable hereunder, any excise, transaction, sales or privilege taxes, other than income and estate taxes, now or hereafter imposed by any governmental agency upon Landlord and attributable to or measured by rent or other charges or prorations payable by Tenant hereunder.  Nothing herein contained shall require Tenant to pay income taxes assessed against Landlord, or any capital levy, corporation franchise, excess profits, estate, succession or transfer taxes of Landlord, or any taxes, fees or other costs attributable or resulting from any mortgage granted by Landlord on its interest in the Demised Premises or Improvements.

ARTICLE 9

Changes, Alterations and Additions

9.1                                 Tenant shall have the right at any time and from time to time during the term of this Lease to make changes, replacements, alterations, modifications or additions to or removal of the Tenant Improvements, except that any structural change to any Landlord Improvement or the construction of any new improvement on the Land shall require Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed.  No such change, replacement, alteration, modification, addition, or removal shall be undertaken or commenced until Tenant shall have procured and paid for all required permits and licenses of all governmental authorities having jurisdiction thereof.

9.2                                 All work done in connection with any change, replacement, alteration, modification, addition or removal to the Improvements shall be done with reasonable diligence, in good workmanlike manner and in compliance with all applicable laws and regulations of all governmental authorities having jurisdiction.  The cost of any such change, replacement, alteration, modification, addition or removal shall be paid or discharged by Tenant so that the Demised Premises and Improvements at all times shall be free of any and all liens resulting therefrom.

ARTICLE 10

Mechanic’s Liens

10.1                           Tenant shall pay or cause to be paid all costs for work done by it or caused to be done by it on the Demised Premises or Improvements, and Tenant will keep the Demised Premises free and clear of all mechanic’s liens and other liens due to work done for Tenant or persons claiming under Tenant.  Tenant shall indemnify and save Landlord harmless from all liability, loss, damage, costs, attorneys’ fees and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished for Tenant or persons claiming under Tenant.

10.2                           During the Term of this Lease, Tenant shall not suffer or permit any mechanic’s, materialmen’s, attachment, execution or other liens or stop notices to attach or be filed against the Demised Premises (including the Improvements thereon), Tenant’s leasehold interest in this Lease, against Landlord, or against any lender holding funds for any work or improvement upon the Demised Premises or Improvements, except that Tenant shall be permitted to mortgage its leasehold interest in the Demised Premises and its interest in the Improvements, is provided for in Article 20 hereof.  If any such liens, stop notices or similar proceedings are filed or commenced, Tenant shall, within thirty (30) days after notice of the filing thereof or such other reasonable time, cause the same to be discharged of record by payment, deposit, order of court or by bonding; provided, however, that Tenant shall have the right to contest, with due diligence, the validity or amount of any such lien or stop notice once discharged of record.

10.3                           Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman, for the performance of any labor or the furnishing of any materials for any construction, alteration, repair, replacement or improvement of the Demised Premises and Improvements to be made on the Demised Premises by Tenant, nor as giving Tenant any right, power or authority to contract for or permit, on Landlord’s behalf or as to Landlord’s interest, the rendering of any services or the furnishing of any materials.  The Memorandum of Lease to be recorded by the parties shall contain the statutorily required disclosures to effectuate this concept.

ARTICLE 11

Signs/Advertising

11.1                           Tenant shall be allowed to affix and maintain signs as approved from time to time by any requisite governmental agency and as comply with any covenants currently of record affecting the Demised Premises or Improvements, provided that the Landlord shall have the right to approve the size and location of any signage the Tenant desires to erect, provided such approval shall not be unreasonably withheld or delayed.

11.2                           Upon expiration or termination of this Lease, Tenant, at its election and cost, and with Landlord’s prior approval (without regard to the value) as to any signage that may be incapable of lawfully being replaced, may remove any of its signs and other advertising matter on the Demised Premises or Improvements or elsewhere where signs have been placed.

ARTICLE 12

Tenant’s Fixtures and Personal Property

All of Tenant’s personal property located on the Demised Premises or Improvements, including furniture, furnishings, fixtures and equipment and all other property installed in or attached to the Improvements at Tenant’s expense, whether or not such property constitutes fixtures or otherwise (collectively, “Tenant’s Property”), shall remain the property of Tenant, and Tenant shall have the right to remove any and all of Tenant’s Property at any time prior to the expiration of the term hereof for purposes of replacement or otherwise.

ARTICLE 13

Assignment and Subletting

13.1                           Subject to subsection 13.2 below, Tenant shall not assign or transfer this Lease or Tenant’s interest in and to the Demised Premises or Improvements or any part thereof or sublet all or any portion of the Demised Premises or Improvements without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  No such assignment or subletting shall relieve Tenant from its liability to Landlord under the Lease.  Any attempted transfer, assignment or subletting without the written consent of Landlord shall be void and confer no rights upon any third person.

13.2                           Notwithstanding the provisions of Section 13.1 above to the contrary, Tenant may assign its interest in this Lease, without Landlord’s consent, to any corporation or entity which controls, is controlled by or is under common control with Tenant, or to any corporation or entity resulting from the merger or consolidation with Tenant or by Tenant into such corporation or to any successor corporation in the event of the sale of substantially all of the assets of Tenant (collectively “Tenant Affiliate”) provided that (a) no Event of Default then exists hereunder; (b) before such assignment shall become effective, said assignee shall assume in writing all of the obligations of Tenant under this Lease; (c) Landlord shall receive at least thirty (30) days prior notice of such assignment, along with supporting information sufficient for Landlord to confirm that such assignment qualifies hereunder; and (d) such Tenant Affiliate has financial ability, net worth, and credit equal to or greater than that of Tenant at the time of the transfer.

13.3                           Upon assignment by Landlord of its interest under this Lease, Landlord shall be released from any liability thereafter accruing under this Lease after the date the Lease is assigned, but Landlord shall remain liable for any of its obligations under this Lease accruing prior to the date of such assignment.  Upon such an assignment by Landlord, Tenant shall thereafter attorn to and be bound to the transferee of Landlord’s interest as though such transferee had been the original Landlord hereunder.

13.4                           The limitations on assignment by Tenant under this Section 13 shall not apply to a Leasehold Mortgagee of Tenant permitted pursuant to Section 20 hereof.

ARTICLE 14

Repairs and Maintenance

14.1                           Subject to the provisions of Article 15 herein, Tenant shall, at its own cost and expense, keep and maintain the Demised Premises and Improvements in good, safe and sanitary order, condition and repair, and make all repairs which, in its reasonable judgment, are necessary to the Demised Premises and Improvements.

14.2                           The parties acknowledge that Landlord shall have no repair or maintenance obligations whatsoever with respect to the Demised Premises or Improvements.  Tenant waives the benefit of any law now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Improvements in good order, condition and repair.

ARTICLE 15

Casualty

If the Demised Premises and/or Improvements are damaged or destroyed by fire or other casualty, Tenant, at its sole cost and expense, shall, subject to the second paragraph of this Article 15, repair and restore the same to such condition as existed prior to its destruction.

Notwithstanding the first paragraph immediately above, if Landlord and Tenant mutually decide not to repair and restore the Improvements as herein provided, Tenant shall remove the damaged portions of the Improvements.  If Landlord and Tenant elect not to rebuild and restore the Improvements as herein provided, the proceeds of insurance shall be applied in accordance with Section 7.1(b).  Neither Tenant nor Landlord shall be liable for any loss or damage to the Demised Premises and/or Improvements resulting from fire or other casualty to the extent that such loss or damage is actually covered by insurance proceeds which are applied as required herein.

ARTICLE 16

Bankruptcy - Insolvency

If Tenant is adjudged bankrupt or insolvent, files or consents to the filing of a petition in bankruptcy under the Federal Bankruptcy Code or any equivalent state law, applies for or consents to the appointment of a receiver for all or substantially all of its assets, or makes a general assignment for the benefit of its creditors, then except as otherwise provided in this Article 16, an Event of Default by Tenant shall have occurred under this Lease and, to the extent from time to time permitted by applicable law, including but not limited to the Federal Bankruptcy Code, Landlord shall be entitled to exercise all remedies set forth in Article 17 below.  Notwithstanding the foregoing, if Tenant files a petition for reorganization under Chapter 11 of the Federal Bankruptcy Code, and the Tenant assumes this Lease within sixty (60) days from the filing of the proceeding, then this Lease shall continue and the filing of such petition for reorganization shall not constitute an Event of Default under this Lease.

ARTICLE 17

Defaults/Remedies

17.1                           The occurrence of any of the following shall constitute an Event of Default under this Lease by Tenant:

(a)                                  A failure by Tenant to pay when due all or any part of the rent or other monetary payment required to be paid by Tenant to Landlord or third parties as required by this Lease where such failure continues for fifteen (15) days after receipt of written notice from Landlord to Tenant of such default;

(b)                                 A failure by Tenant to observe and perform any non-monetary provisions of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after receipt of written notice from Landlord to Tenant of such default; provided, that if the nature of such default is curable but that the same cannot with due diligence be cured within thirty (30) days, Tenant shall not be deemed to be in default if it shall within such thirty day period commence curing the default and thereafter diligently prosecutes the same to completion;

(c)                                  A violation of the provisions of Section 13.1 or 13.2.

17.2                           In the event of any Event of Default by Tenant which remains uncured beyond any applicable cure period, then, in addition to any and all rights and remedies available to Landlord at law or in equity, Landlord shall have the right, by giving written notice to Tenant of such election by Landlord, to accelerate all rent due hereunder for the remainder of the Term and immediately sue for rent or to terminate this Lease and all rights of Tenant hereunder and to re-enter the Demised Premises or Improvements without waiving the right to recover from Tenant all damages which result from Tenant’s default.

17.3                           If Landlord elects to re-enter as above provided, or takes possession of the Demised Premises or Improvements pursuant to legal proceedings or pursuant to any notice or other remedy provided by law or in equity, Landlord may relet the Demised Premises or Improvements located thereon or any part or parts thereof for such term or terms and upon such provisions as Landlord, in its sole judgment, may deem advisable, and Landlord shall have the right to make repairs and alterations to the Demised Premises and the Improvements located thereon.

With or without terminating this Lease, Landlord may enter upon and take possession of the Demised Premises and Improvements and expel or remove Tenant and any other person who may be occupying the Demised Premises and Improvements or any part thereof, without being liable for prosecution or any claim for any damages or liability therefor.  Landlord may thereupon make such alterations and repairs as, in Landlord’s reasonable discretion, are necessary to relet the Demised Premises and Improvements, and relet the Demised Premises and Improvements or any part thereof, without notice to Tenant, for such rent and such use, and for such period of time and subject to such terms and conditions as Landlord, in its reasonable discretion, may deem advisable and receive the rent therefor.  Tenant shall be liable for any and all expenses (including attorneys’ fees, disbursements, actual costs and brokerage fees) incurred by Landlord in re-entering and repossessing the Demised Premises and Improvements, in making good any default of Tenant, in painting, altering, repairing or dividing the Demised Premises and Improvements, in protecting and preserving the Demised Premises and Improvements by use of security guards and caretakers, and in reletting the Demised Premises and Improvements.  Tenant shall pay to Landlord, on demand, any deficiency that may arise by reason of any reletting.  Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord’s right to enforce the collection of any difference for any subsequent month in subsequent separate actions, as said damages shall have been made more easily ascertainable by successive relettings.  Landlord shall not be liable for any failure to relet the Demised Premises and Improvements or any part thereof or for any failure to collect any rent due upon any such reletting.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior default.

If Landlord terminates this Lease pursuant to Section 17.2, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant’s default, an amount equal to the difference between (i) all Minimum Annual Rent and other sums which would be payable under this Lease from the date of such demand (or, if it is earlier, the date to which Tenant shall have satisfied in full its obligations under the preceding paragraph) for what would be the then unexpired Term in the absence of such termination, and (ii) the fair market rental value of the Demised Premises and Improvements over the same period (net of all expenses and all vacancy periods reasonably projected by Landlord to be incurred in connection with the reletting of the Demised Premises and Improvements), with such differential discounted at the rate of ten percent (10%) per annum.  Nothing herein shall be construed to affect or prejudice Landlord’s right to prove, and claim in full, unpaid rent or any other amounts accrued prior to termination of this Lease.

Landlord shall, to the extent permitted by law, have (in addition to all other rights) a right of distress for rent as security for all Minimum Annual Rent and any other sums payable under this Lease.

Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law (1) to the service of any notice to quit or of Landlord’s intention to re-enter or to institute legal proceedings, which notice may otherwise be required to be given, (2) to redeem the Demised Premises or Improvements, (3) to re-enter or repossess the Demised Premises or Improvements, (4) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this lease or (5) which exempts property from liability for debt or for distress for rent.  The words “dispossession,” “re-enter,” “re-entry,” “reentered,” “repossess” and “redeem” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

17.4                           The term “rent” and “rental” as used in this Section 19 and elsewhere in this Lease shall be deemed to be and mean Minimum Annual Rent, real property taxes, late charges, interest, attorneys’ fees and any and all other sums, however designated, required to be paid by Tenant hereunder, whether payable to Landlord or third parties.

ARTICLE 18

Condemnation

If the entire Demised Premises and/or Improvements shall be taken by reason of condemnation or under eminent domain proceedings, Landlord or Tenant may terminate this Lease as of the date when possession of the Demised Premises and/or Improvements is so taken.  If a portion of the Demised Premises, and/or Improvements shall be taken under eminent domain or by reason of condemnation and the remainder of the Demised Premises, and/or Improvements are no longer suitable for Tenant’s business, this Lease, at Tenant’s option, exercised by notice to Landlord within sixty (60) days of such taking shall terminate; and any unearned rents and other charges paid or credited in advance shall be refunded to Tenant.  If this Lease is not so terminated, Tenant may at its sole cost and expense restore the remaining portions of the Demised Premises and/or Improvements as Tenant deems necessary or appropriate (subject to applicable law) and the Minimum Annual Rent shall be reduced proportionally based on the portion of the Demised Premises so taken.  For purposes of this paragraph (i) a partial taking shall be deemed to include loss or material impairment of access to and from the Demised Premises and/or Improvements and (ii) grants or conveyances made in lieu or anticipation of or under threat of a taking or condemnation shall be deemed a taking.

Both parties shall pursue their own damage awards with respect to any such taking, provided, however, that Tenant shall be entitled to the award in connection with any condemnation insofar as the same represents compensation for the Tenant Improvements and any separately awardable business damages or moving expenses, but Tenant shall not be entitled to any portion of Landlord’s award for the loss or damage to the Demised Premises as a result of the Tenant’s loss of its leasehold.  Landlord shall be entitled to the award insofar as same represents compensation for or damage to the Demised Premises.  Any condemnation award specifically attributable to the Demised Premises shall be allocated to the Landlord, and any condemnation award specifically attributable to the Tenant Improvements shall be allocated to the Tenant.

ARTICLE 19

Covenant of Title

Landlord covenants, represents and warrants that it has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, subject to the terms and conditions of this Lease and upon payment of the rent and performance of the covenants and agreements hereof shall peaceably and quietly have, hold and enjoy the Demised Premises and all rights, easements, appurtenances and privileges belonging or in any way pertaining thereto during the Lease term without molestation or hindrance of any person claiming by, through or under Landlord.  Landlord further covenants, represents and warrants that it has good and marketable title to the Land, free and clear of any liens, encumbrances, restrictions and violations (or claims or notices thereof), except as reflected of record as of the date hereof, or any other such item created after the date hereon that does not unreasonably interfere with Tenant’s use of the Demised Premises.

ARTICLE 20

Leasehold Mortgages

20.1                           Tenant shall have the unrestricted right at any time and from time to time to mortgage Tenant’s interest in the Demised Premises and the Tenant Improvements, subject, however, to the limitations hereinafter set forth.  Any such mortgage shall be subject and subordinate to the rights of Landlord hereunder.  A mortgage of the Tenant Improvements and/or Tenant’s leasehold interest under this Lease is hereinafter referred to as a “Leasehold Mortgage”, and any party to whom a Leasehold Mortgage is granted is hereinafter referred to as a “Leasehold Mortgagee”.

20.2                           No Leasehold Mortgagee shall be entitled to enjoy the rights or benefits mentioned herein, nor shall the provisions of this Lease pertaining to Leasehold Mortgages be binding upon Landlord, unless Landlord shall have been given fifteen (15) days’ prior written notice of the name and address of any Leasehold Mortgagee together with the address for all notices to which the Leasehold Mortgagee shall be entitled.

20.3                           The Leasehold Mortgage shall contain an acknowledgement by the Leasehold Mortgagee that the Leasehold Mortgage shall be subject to all of the terms of this Lease.  In no event shall such Leasehold Mortgage affect Landlord’s fee interest in the Demised Premises or Improvements or its reversionary interest in this Lease.

20.4                           With respect to any permitted Leasehold Mortgage, Landlord and Tenant agree as follows:

(a)                                  When giving notice to Tenant with respect to any default hereunder, Landlord shall also serve a copy of each such notice upon any Leasehold Mortgagee who shall have given Landlord a written notice specifying its name and address.  No such notice shall be effective unless and until served on any Leasehold Mortgagee as herein provided.  In the event Tenant shall default in the performance of any of the terms, covenants, agreements and conditions of this Lease on Tenant’s part to be performed, any Leasehold Mortgagee shall have the right, within the grace period available to Tenant for curing such default as extended below, to cure or make good such default or to cause the same to be cured or made good whether the same consists of the failure to pay rent or the failure to perform any other obligation, and Landlord shall accept such performances on the part of any Leasehold Mortgagee as though the same had been done or performed by Tenant.

(b)                                 In the case of a default by Tenant in the payment of money, Landlord will take no action to effect a termination of this Lease by reason thereof unless such default has continued beyond thirty (30) days after the fifteen (15)-day grace period for Tenant to cure such payment, it being the intent hereof and the understanding of the parties that any Leasehold Mortgagee shall be allowed not less than thirty (30) days in addition to the fifteen (15)-day grace period granted to Tenant to cure any default of Tenant in the payment of rent or in the making of any other monetary payment required under the terms of this Lease.

(c)                                  In the cases of any non-monetary default by Tenant, Landlord will take no action to effect a termination of this Lease by reason thereof unless such default has continued beyond the grace period available to Tenant for curing such default, and then only after Landlord shall have given to any Leasehold Mortgagee thirty (30) days after the expiration of Tenant’s thirty-day grace period for curing such default within which either:

(i)                                     to commence and diligently proceed to cure such default, if such default is susceptible of being cured by the Leasehold Mortgagee without obtaining possession of the Demised Premises and Improvements;

(ii)                                  to commence and diligently proceed to obtain possession of the Demised Premises and Improvements (including possession by a receiver) and to cure such default in the case of a default which is susceptible of being cured when the Leasehold Mortgagee has obtained possession thereof; or

(iii)                               to institute foreclosure proceedings and thereafter to complete such foreclosure proceedings or otherwise acquire Tenant’s interest under this Lease with reasonable and continuous diligence.  A Leasehold Mortgagee shall not be required to continue such foreclosure proceedings if the default which prompted the foreclosure of such has been cured.

(d)                                 During the period that a Leasehold Mortgagee shall be in possession of the Demised Premises or Improvements or during the pendency of any foreclosure proceedings instituted by a Leasehold Mortgagee, the Leasehold Mortgagee shall pay or cause to be paid the Minimum Rent specified in Section 3 and all other rent and charges of whatsoever nature payable by Tenant hereunder which have accrued and are unpaid and which thereafter accrue during said period.  Following the acquisition of Tenant’s leasehold estate by the Leasehold Mortgagee, either as a result of foreclosure or acceptance of an assignment in lieu of foreclosure, the Leasehold Mortgagee shall, as promptly as possible commence the cure of all defaults hereunder to be cured and thereafter diligently prosecute such cure to completion.

(e)                                  In the event that this Lease is terminated by Landlord on account of any default, Landlord shall give prompt written notice thereof to each Leasehold Mortgagee.  Landlord, within thirty (30) days after receiving a written request therefor, which shall be given by any Leasehold Mortgagee within thirty (30) days after such termination, will execute and deliver a new lease of the Demised Premises and Improvements to the Leasehold Mortgagee, for the remainder of the term of this Lease, containing the same covenants, agreements, terms, provisions and limitations as are contained herein, provided (i) that the Leasehold Mortgagee shall pay to Landlord, simultaneously with the delivery of such new lease all expenses including, without limitation, reasonable attorneys’ fees and disbursements and court costs, incurred by Landlord in connection with the default by Tenant, the termination of this Lease and the preparation of the new lease, and (ii) the Leasehold Mortgagee agrees to and does commence and diligently proceed to cure all non-monetary defaults existing under this Lease and susceptible of being cured by Leasehold Mortgagee.

(f)                                    Nothing herein shall preclude Landlord from exercising any of Landlord’s rights or remedies with respect to any default by Tenant during any period of any such forbearance, subject to the rights of any Leasehold Mortgagee as herein provided.

(g)                                 All notices by Landlord to Leasehold Mortgagees shall be given in accordance with Article 28 herein, addressed to the Leasehold Mortgagee at the address last specified to Landlord by the Leasehold Mortgagee.

ARTICLE 21

Fee Mortgages

This Lease shall be made subject and subordinate to the lien of any and all mortgages (which term “mortgages” shall include deeds of trust and similar security instruments and any renewals, extensions, modifications, recastings or refinancings of any such mortgage or other instrument) which may now or hereafter encumber or otherwise affect Landlord’s interest in the Demised Premises and/or Improvements provided that such mortgage expressly provides that so long as Tenant has not committed an Event of Default hereunder which remains uncured beyond any applicable cure period, the rights and interests of the mortgagee thereunder are subject to the rights and interests of Tenant hereunder and any Leasehold Mortgagee under any Leasehold Mortgage then or thereafter existing.  Notwithstanding the foregoing, upon written request by Landlord, Tenant shall execute and deliver an agreement in form satisfactory to Landlord (and reasonably satisfactory to Tenant), subordinating this Lease to any mortgage encumbering the Demised Premises and/or Improvements, provided, however, such subordination shall be upon the express condition that the validity of this Lease shall be recognized by such mortgagee, and that, notwithstanding any default by Landlord with respect to the mortgage, or any foreclosure or termination thereof, Tenant’s possession of the Demised Premises and/or Improvements and rights under this Lease and Tenant’s right to possession hereunder shall have been terminated in accordance with the provisions of this Lease.  In the event the mortgagee under any such mortgage shall require this Lease to be superior and paramount to such mortgage, Tenant agrees to execute, acknowledge and deliver, as directed by Landlord, any instruments required for such purpose.

Tenant agrees that, if any proceedings are brought for the foreclosure of any such mortgage, Tenant, if requested to do so by the purchaser at the foreclosure sale, shall recognize the purchaser as Landlord under this Lease and shall make all payments required hereunder to such new Landlord in the manner provided for in this Lease and subject to the terms of this Lease.  Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure or other proceeding is prosecuted or completed.

Tenant agrees to give any of Landlord’s mortgagees and/or trust deed holders, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such mortgagees and/or trust deed holders.

ARTICLE 22

Force Majeure

Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, an “Event of Force Majeure”), shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to Minimum Annual Rent and other charges to be paid by Tenant pursuant to this Lease, unless expressly provided to the contrary in this Lease.  It is expressly agreed that any other time limit provision contained in this Lease shall be extended for the same period of time lost by causes hereinabove set forth.

ARTICLE 23

Tax Treatment

The respective owners of the various Improvements shall have the benefit of all depreciation, depletion, amortization, deductions or allowances related to the Improvements now or hereafter located on the Demised Premises or Improvements, under the Internal Revenue Code as amended and under any income or similar or other tax statute enacted by any applicable local, state, county, federal or other governmental or taxing authority.

ARTICLE 24

Indemnification

24.1         Hold Harmless/Indemnity

.  Tenant agrees to defend, indemnify and hold harmless Landlord and its authorized representatives from all damages, except those damages which result directly from the willful misconduct or gross negligence of Landlord or its authorized representatives, arising from or out of any occurrence in, upon, at or from the Demised Premises or Improvements located thereon, and the occupancy or use by Tenant of the Demised Premises and the Improvements.

24.2         Tenant shall store its property in or on the Demised Premises or Improvements, and shall occupy the Demised Premises or Improvements, at its own risk.

24.3         Subject to the provisions hereof, Tenant releases Landlord to the fullest extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury or property damage.

24.4         Landlord shall not be responsible or liable at any time for any damage (i) to Tenant’s merchandise, equipment, Tenant’s trade fixtures or other personal property of Tenant or (ii) to Tenant’s business, unless such damage shall result directly from the willful misconduct or gross negligence of Landlord or its authorized representatives.

24.5         Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant for any damage to property or injury to persons that may be occasioned by or through the acts or omissions of third parties, including, without limitation, other tenants and their authorized representatives and customers, invitees and guests.

24.6         Tenant shall give prompt notice to Landlord in case of material fire or accidents in or around the Demised Premises or Improvements located thereon.

24.7         In case Landlord is made a party to any litigation commenced by or against Tenant and related to the Demised Premises, the Improvements or this Lease against which Landlord is to be protected by Tenant hereunder, then Tenant, upon receipt of timely notice from Landlord, shall assume the defense of any such matters with its counsel (who shall be reasonably satisfactory to Landlord) and shall indemnify, defend and hold Landlord harmless therefrom and shall pay all costs, expenses, and Tenants’ attorneys’ fees as a result thereof Landlord may participate in the defense of such matters with its separate counsel at its cost.

24.8         Notwithstanding any provision to the contrary contained herein, Tenant shall look solely to the estate and property of Landlord in and to the Demised Premises in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant’s use of the Demised Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant’s use of the Demised Premises, shall be limited to such estate and property of Landlord in and to the Demised Premises.  No properties or assets of Landlord other than the estate and property of Landlord in and to the Demised Premises and no property owned by any officer, director, member, manager, shareholder, representative, partner or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises.

The indemnifications set forth in this Article 24 shall survive the expiration, cancellation or termination of this Lease.

ARTICLE 25

Hazardous Material

25.1         Tenant acknowledges and agrees that it is relying solely on independent environmental studies concerning the Demised Premises or Improvements and on no representations or warranties from Landlord.

25.2         Tenant warrants and agrees that it will not use, maintain, generate, store, treat or dispose of any Hazardous Materials in or on the Demised Premises and the Improvements in violation of applicable governmental regulations.  Tenant hereby indemnifies, defends and holds harmless Landlord from and against any loss, liability, claim or expense, including, without limitation, cleanup, engineering and reasonable attorneys’ fees and expenses that Landlord may incur by reason of any investigation or claim of any governmental agency or third party for any actions taken by Tenant, its agents, licensees, contractors or employees on the Demised Premises and the Improvements during the term of this Lease.  Tenant’s indemnity to Landlord under this Section 25.2 shall survive the cancellation or termination of this Lease.

25.3         For purposes of this Lease, the term “Hazardous Materials” shall mean any toxic or hazardous waste or substances (including petroleum products) which are regulated by applicable state or federal environmental laws or regulations.

ARTICLE 26

Ownership of Improvement/
Conditions of Demised Premises at Termination

26.1         Title to the Tenant Improvements shall, during the Term of this Lease, be and remain vested in Tenant; provided, that Tenant’s rights with respect to the Tenant Improvements are subject to the terms and limitations of this Lease.

26.2         Tenant agrees that on the expiration or other termination of this Lease, the Tenant Improvements and the Demised Premises shall become (or continue to be) the property of Landlord, free from any Leasehold Mortgage, encumbrance, lien or claim, without any further compensation therefor from Landlord to Tenant or any Leasehold Mortgagee, encumbrancer, lienholder or other person.  On the expiration or other termination of this Lease, Tenant shall peaceably and quietly leave and surrender the Demised Premises and the Improvements thereon to Landlord, in such condition as the same may be, including wear and tear and obsolescence.  Tenant shall have the right to remove unattached equipment, furniture, merchandise, Tenant’s trade fixtures and any signs installed by Tenant (pursuant to Article 11 hereof).  Upon demand, Tenant shall pay for and repair any material damage to the Demised Premises and Tenant Improvements occasioned by the removal of said equipment, furniture, merchandise, Tenant’s trade fixtures and signs.  Any of Tenant’s equipment, furniture, merchandise, trade fixtures or signs not removed prior to the expiration of the Term shall be deemed abandoned and Landlord shall be entitled to keep, use, sell or dispose of the same without liability to Tenant.

ARTICLE 27

Holding Over

In the absence of any written agreement to the contrary, if Tenant should remain in occupancy of the Demised Premises or Improvements after the expiration of the Lease term, it shall so remain as a tenant at sufferance at triple the rent applicable just prior to the expiration of the Term, but otherwise subject to all provisions of this Lease.

ARTICLE 28

Notices

Notices required under this Lease shall be in writing and deemed to be properly served on deposit thereof as set forth below if sent by recognized overnight courier or certified or registered mail to the following:

If to Landlord:

1-4 Land Holding Company Limited
Attention:  Donald W. Wallace
6130 Lazy Days Boulevard
Seffner, Florida  33584

Telecopier No.:  (813) 246-4999
Telephone No.:  (813) 246-4744

With copy to:

Bruce Jay Colan
Holland & Knight LLP
701 Brickell Avenue, Suite 300
Miami, FL  33131

If to Tenant:

Lazy Days’ R V. Center, Inc.
6130 Lazy Days Boulevard
Seffner, Florida  33584
Telecopier No.:  (813) 246-4999
Telephone No.:  (8134) 246-4744
Attn:  Donald W. Wallace

With a copy to:

Alliance Holdings, Inc.
723 Electronic Drive, Suite 300
Horsham, Pennsylvania  19044
Telecopier No.:  (215) 706-0877
Telephone No.:  (215) 706-0873
Attn:  David B. Fenkell, President

or to any subsequent address which Landlord and/or Tenant shall designate for such purpose.  The date of notice shall be the date on which such notice is deposited in a post office of the United States Postal Service or with such recognized overnight courier.

ARTICLE 29

Partial Invalidity

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

ARTICLE 30

Entire Agreement - Applicable Law

This Lease, the exhibits and amendments or addendums, if any, attached hereto and forming a part hereof, set forth all covenants, promises, agreements, conditions, provisions and understandings between Landlord and Tenant concerning the Demised Premises or Improvements and there are no covenants, promises, agreements, conditions, provisions or understandings, either oral or written, between them other than are herein set forth.  No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.  This Lease shall be governed by and construed in accordance with the laws of the State of Florida.

ARTICLE 31

Successors and Assigns

The conditions, covenants and agreements contained in this Lease, shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.  All covenants and agreements of this Lease shall run with the land.

ARTICLE 32

Memorandum of Lease

The parties hereto have, simultaneously with the execution and delivery of this Lease, executed and delivered a Memorandum of Lease which Landlord shall, at its sole expense, cause to be recorded within sixty (60) days following delivery of this Lease and returned to Tenant by Landlord within sixty (60) days thereafter.

ARTICLE 33

Right of First Offer/Right of First Refusal/Option to Purchase

33.1         Provided that this Lease has not been assigned or sublet other than pursuant to Section 13.2 and provided Tenant is not then in default under this Lease, if at any time during the term of this Lease, or any extension thereof, the Landlord desires to offer for sale any portion of the Demised Premises or Improvements, then Landlord shall first offer such property to Tenant.  Landlord’s offer shall contain the purchase price and other principal terms upon which Landlord is willing to sell such property.  For a period of thirty (30) days from the date that it receives Landlord’s offer, Tenant shall have the right to notify Landlord that Tenant desires to purchase the property being offered or Tenant may respond by offering to purchase such property as offered at a certain price specified by Tenant in such notice (“Tenant’s First Offer Counterprice”).  If Tenant notifies Landlord that it does not desire to purchase such property, or fails to provide an affirmative notice that it desires to purchase the property on the terms offered, then Landlord may proceed with the marketing of such property, and Tenant shall have no further rights of first offer hereunder, provided that (i) Landlord sells such property for greater than the Tenant’s First Offer Counterprice, if any, (ii) Landlord enters into a definitive agreement (subject to appropriate contingencies) within one hundred twenty (120) days after the date upon which Tenant notifies Landlord that it does not desire to purchase the property on the terms offered, or, if no such notice is given, the expiration of the 30-day period described above, and (iii) Landlord consummates the sale of such property for a price equal to or greater than the Tenant’s First Offer Counterprice within two hundred and ten (210) days after the date upon which Tenant notifies Landlord that it does not desire to purchase the property on the terms offered, and if no such notice is given, the expiration of the thirty-(30) day period described above.  If the Landlord does not consummate the sale of such property within such 210-day period, or Landlord desires to sell any such property for an amount that is less than Tenant’s First Offer Counterprice, if any, then Landlord shall again offer such property to Tenant prior to consummating any sale, and the provisions of this Section 33.1 shall apply as if Landlord had not given the initial notice to Tenant hereunder.  If within such thirty-(30) day period Tenant notifies Landlord that it desires to purchase the property upon the terms offered, then the closing of the purchase and sale of such property shall occur within ninety (90) days of the date of Tenant’s notice.  If Landlord so elects by written notice to Tenant within such two hundred and ten (210) day period, Landlord may accept Tenant’s First Offer Counterprice, in which case, Tenant shall purchase the offered property for the First Offer Counterprice and otherwise on the offered terms, the closing of which shall occur within ninety (90) days after Landlord notifies Tenant of its election to accept Tenant’s First Offer Counterprice.  Notwithstanding anything herein to the contrary, Tenant’s right of first refusal contained in Section 33.2 and Tenant’s purchase option contained in Section 33.3 shall have no application as to any transactions consummated by Landlord as to which Tenant has waived its rights pursuant to this Section, and Tenant shall not be entitled to exercise its purchase option contained in Section 33.3 during the pendency of any transaction consummated pursuant to this Section.  Tenant’s election to not set Tenant’s First Offer Counterprice in accordance with this Section shall be deemed a waiver of Tenant’s right of first offer as to any transactions consummated by Landlord within the two hundred ten (210) day period described above, regardless of the price or terms upon which such sale is consummated.

33.2         Provided that this Lease has not been assigned or sublet other than pursuant to Section 13.2 and provided Tenant is not then in default under this Lease, if at any time during the term of this Lease, or any extension thereof, the Landlord receives an offer to purchase any portion of the Demised Premises or Improvements, that Landlord desires to accept, then Landlord shall provide written notice of such offer to Tenant.  Landlord’s notice shall include a copy of the offer received by Landlord.  For a period of thirty (30) days from the date that it receives Landlord’s notice, Tenant shall have the right to notify Landlord that Tenant desires to purchase the property for which Landlord received an offer upon the same terms and conditions as are set forth in the offer received by Landlord or Tenant may respond by offering to purchase such property as offered at a certain price specified in such notice (“Tenant’s Right of First Refusal Counterprice”).  If Tenant notifies Landlord that it does not desire to purchase such property on the offered terms, or fails to provide an affirmative notice that it desires to purchase the property described in Landlord’s notice on the offered terms, then Landlord may proceed with the sale of the property, provided that (i) if the terms of the sale are altered such that the purchase price is reduced to an amount that is less than 95% of the price offered to Tenant by Landlord, or (ii) the sale is not consummated within one hundred eighty (180) days of the date upon which Tenant notifies Landlord that it does not desire to purchase the property or interest described in Landlord’s notice, then Landlord shall again offer such property to Tenant prior to consummating any sale and the provisions of this Section 33.2 shall apply as if Landlord had not given the initial notice to Tenant hereunder.  If within such thirty (30) day period Tenant notifies Landlord that it desires to purchase the property upon the terms set forth in Landlord’s notice, then the closing of the purchase and sale of such property shall occur within ninety (90) days of the date of Tenant’s notice.  Landlord may elect by written notice to Tenant within the one hundred and eighty-(180) day period commencing upon the date of Tenant’s notice to Landlord of Tenant’s Right of First Refusal Counterprice to accept Tenant’s Right of First Refusal Counterprice, in which event Tenant shall purchase the offered property for the Right of First Refusal Counterprice and otherwise on the offered terms, the closing of which purchase shall occur within ninety (90) days after Landlord notifies Tenant of its election to accept Tenant’s Right of First Refusal Counterprice.  Notwithstanding anything herein to the contrary, Tenant’s right of first offer contained in Section 33.1 and Tenant’s purchase option contained in Section 33.3 shall have no application as to any transactions consummated by Landlord as to which Tenant has waived its rights pursuant to this Section, and Tenant shall not be entitled to exercise its purchase option contained in Section 33.3 during the pendency of any transaction consummated pursuant to this Section.  Tenant’s election to not set Tenant’s Right of First Refusal Counterprice in accordance with this Section shall be deemed a waiver of Tenant’s right of first refusal as to any transactions consummated by Landlord within the 180-day period described above, regardless of the price or terms upon which such sale is consummated.

33.3         Provided that this Lease has not been assigned or sublet other than pursuant to Section 13.2 and provided that Tenant is not then in default under this Lease, Tenant shall have the option, exercisable by written notice to the Landlord given at any time during the term of this Lease, to purchase the Demised Premises and Improvements on the following terms.  The purchase price to be paid by Tenant to Landlord at closing pursuant to this option shall be Forty Million Dollars ($40,000,000.00) if the option is exercised and the sale is closed within the initial five lease years of the term, and thereafter the purchase price shall be ten (10) times the Minimum Annual Rent, including the cost of living adjustment provided for in Article 5, for the Lease Year in which the sale is closed as determined by the date on which the purchase price is paid and the conveyance of the Demised Premises and Improvements occurs.  In the event Tenant exercises such option, Tenant agrees to use its best efforts to cooperate with Landlord to cause such purchase and sale of the Demised Premises to be structured in the manner determined by Landlord and its counsel to reduce, to the maximum extent possible, Landlord’s resulting income tax liability and related expenses.  Except as expressly provided herein to the contrary, the terms of such purchase shall be in accordance with customary real estate transactions in Hillsborough County, Florida.  The closing of the purchase and sale of the Demised Premises and Improvements shall occur within ninety (90) days after an effective exercise of this purchase option.  The closing shall take place at the Demised Premises and Improvements unless otherwise agreed by the parties.  The Demised Premises and Improvements shall be transferred by special warranty deed subject only to such easements, covenants, restrictions and other matters as are of record on the date thereof, are created by Tenant, or are approved by Tenant in writing.  Landlord shall have the obligation to cause any mortgages of record to be released on or before the date of closing, and the Demised Premises and Improvements shall be transferred free and clear of any mortgages.  The Tenant shall pay any documentary stamp or transfer taxes payable in connection with the transfer of the Demised Premises and Improvements.  Tenant shall further pay the cost of any title insurance or survey desired by Tenant, the cost of recording the deed transferring the Demised Premises and Improvements, and any closing or escrow costs.  Real estate taxes and assessments shall not be prorated, but rather shall be the sole obligation of the Tenant for periods before and after the date of transfer.

33.4         In the event of any sale of any portion of the Demised Premises and Improvements from Landlord to Tenant whether pursuant to Section 33.1, 33.2, 33.3 or otherwise, Tenant agrees to cooperate with Landlord, upon Landlord’s request, to structure the transaction in such a manner as to accomplish a like-kind exchange under Section 1031 of the Internal Revenue Code (or any pertinent successor to such Section of the Internal Revenue Code), provided that Tenant shall not be obligated to incur any material additional expense in connection with such cooperation.

33.5         Notwithstanding anything to the contrary contained in this Lease, Tenant’s rights under Section 33.3 shall be deemed waived and of no further force or effect as to any portion of the Demised Premises and Improvements which Landlord sells or transfers without Tenant exercising its rights or options to purchase the subject property pursuant to Section 33.1, 33.2 or 33.3, it being the intent that Landlord’s successor to any portion of the Demised Premises and Improvements so conveyed shall not be subject to Tenant’s purchase option contained in Section 33.3 of this Article.

ARTICLE 34

Estoppel Certificates

Within twenty (20) days after request by either party, the other party shall execute and deliver to the requesting party a written certificate as to the status of this Lease, any existing defaults, the status of the payments and performance of the parties required hereunder and such other information that may be reasonably requested.

ARTICLE 35

Dispute Resolution

Landlord and Tenant shall in good faith first attempt to resolve any controversy, dispute or disagreement arising out of or relating to this Lease by face-to-face negotiations by a person designated by board of directors of Tenant and the person designated by manager of Landlord.  If any such controversy, dispute or disagreement is not resolved within thirty (30) days after such negotiations begin, that controversy, dispute or disagreement shall be submitted to binding arbitration to be held in Tampa, Florida under the Commercial Arbitration Rules of the American Arbitration Association.

The parties shall attempt in good faith to agree upon an arbitrator who is knowledgeable in commercial real estate leasing matters.   If the parties are unable to agree upon an arbitrator within ten (10) days after the deadline in the first paragraph of this Article 35 has passed, either party may file a demand for arbitration with the American Arbitration Association and arbitration shall proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  The decision of the arbitrator shall include findings of fact and conclusions of law.  The decision of the arbitrator shall be final and binding as to each party.  The costs of arbitration shall be divided equally between Landlord and Tenant.  The party against whom the award is rendered shall pay any monetary award and/or comply with the order of the arbitrator within sixty (60) days of the entry of judgment on the award.  The nonprevailing party shall be liable for all attorneys’ fees and costs incurred by the prevailing party should the nonprevailing party fail to comply with the above (sixty) 60-day deadline and it becomes necessary for the prevailing party to bring court action to collect any award rendered in its favor or to seek other court enforcement of the arbitrator’s order.  Notwithstanding the foregoing, disputes concerning the payment of rent shall not be subject to arbitration.

ARTICLE 36

Miscellaneous

36.1         Except and until as may otherwise be directed by Landlord, Tenant shall maintain Karen Lundquist, Ron Corbett, Jack Wilson and John Fernandez (and any of their successors as designed by Landlord) on Tenant’s payroll, continuing to pay such parties their compensation and other fringes of employment by Tenant during the term.  Tenant shall also continue to perform the bookkeeping services for Donald W. Wallace as currently performed by Tenant’s personnel.  Tenant shall be entitled to deduct from the monthly installments of Minimum Annual Rent all costs of such employment incurred and paid by Tenant on a monthly basis.

36.2         All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct and cumulative, and no one of them, whether exercised by landlord or not, shall be deemed to be in exclusion of any of the others.  No failure of Landlord to exercise any power given Landlord hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof.  Receipt by Landlord of any installment of rent or other sums payable hereunder with knowledge of the breach of any provision hereof, or acceptance by landlord of partial payments or partial performance, shall not constitute a waiver of any such breach.  No waiver by Landlord of any provision hereof shall be deemed to have been made unless made in writing, and a waiver so given on one occasion shall not be deemed a waiver on any subsequent occasion.

36.3         Landlord and Tenant each hereby waives all rights to a trial by jury in any claim, action, proceeding or counterclaim arising out of or in any way connected with this Lease.

36.4         TIME IS OF THE ESSENCE OF THIS LEASE.

36.5         Landlord and Tenant each represent that they had no dealings with any real estate broker, finder or other person with respect to this Lease in any manner.  Each party agrees to indemnify, defend and hold harmless the other against and from any claim or demand for any brokerage commission or other fees, and all costs, claims, expenses and liabilities in connection therewith (including, without limitation, attorneys’ fees, disbursements and actual costs), arising out of any breach of the foregoing representation.

36.6         Subject to the arbitration obligations contained herein, in the event suit shall be brought by either party against the other to enforce any of the provisions of this Lease, the prevailing party in any such action shall be entitled to recover from the other party all of its expenses incurred in connection with such action, including reasonable attorneys’ fees, disbursements and actual costs.

36.7         Landlord may enter the Demised Premises or Improvements at reasonable hours to exhibit the same to prospective purchasers, mortgagees or tenants, to inspect the Demised Premises or Improvements to verify that Tenant is complying with all its obligations hereunder, to make repairs, alterations or improvements to the Demised Premises or Improvements (without obligation to perform any of the same), and to post such notices as Landlord may reasonably desire in order to protect its rights.

36.8         Landlord hereby assigns to Tenant any and all rights that Landlord has in and to “Percentage Rent” which is 3% of “Net Merchandise Sales” payable (or as otherwise calculated) pursuant to that certain Lease Agreement between Landlord and CWI, Inc.  and dated as of January 4, 1996 (the “Camping World Lease”).  Landlord further agrees (i) to cooperate with Tenant, at no cost to Landlord, in the collection of any such Percentage Rent, and (ii) that Landlord shall not agree to any modifications of the Camping World Lease to the extent that such modifications would adversely affect the Percentage Rent payable thereunder without the prior written consent of the Tenant, such consent not to be unreasonably withheld.

36.9         Reference is made to that certain Credit Agreement dated as of July 15, 1999 (the “Credit Agreement”) among Tenant and Newcourt Commercial Finance Corporation and certain other lenders named therein (collectively together with their successors and assigns, the “Lenders”) providing for the agreement of the Lenders to purchase the notes of, and otherwise make loans to, Tenant in an aggregate principal amount of $110,000,000.  Landlord agrees that, in the event of a bankruptcy reorganization or similar proceeding in respect of the Tenant, and in the event that under Section 365 of the Bankruptcy Code the Tenant shall reject this Lease, any and all unsecured claims resulting solely from the Lease rejection (not including Landlord’s administrative claims for post-petition rents or other post-petition amounts due Landlord, and not including the Landlord’s claims that accrue if Tenant assumes the Lease) will be, and the same are hereby, subordinated and junior to any and all claims the Lenders may have against the Tenant under the Credit Agreement in such bankruptcy proceeding.  The Lenders shall be third party beneficiaries of the provisions of this Section 36.9.

Exhibit A

PARCEL 1:

A portion of the Northeast 1/4 of Section 33, Township 28 South, Range 20 East, and a portion of the Southeast 1/4 of the Northwest 1/4 of Section 33, Township 28 South, Range 20 East, Hillsborough County, Florida, being further described as follows:

Commence at the Northeast corner of Section 33, Township 28 South, Range 20 East, and run along the North boundary of the Northeast 1/4 of Section 33, North 89°55’05” West, 662.41 feet; thence South 0°17’21” East, 33.00 feet to the Point of Beginning; thence from said Point of Beginning the following forty-five (45) courses; 1) South 00°17’21” East, 274.28 feet; 2) South 89°55’07” East, 608.08 feet; 3) South 00°08’04” East, 50.00 feet; 4) North 89°55’07” West, 607.94 feet; 5) South 00°17’21” East, 209.67 feet; 6) South 51°42’23” East, 579.58 feet; 7) South 41 °37’52” West, 526.94 feet; 8) North 89°59’17” East, 66.99 feet; 9) South 41°38’05” West, 390.19 feet to a point of curve; 10) along the arc of a curve to the right concave to the Northwest radius 380.00 feet, delta 002°34’59”, arc 17.13 feet, chord bearing South 42°55’35” West, 17.13 feet; 11) leaving said curve South 77°050’15” West, 424.19 feet; 12) South 72°07’36” West, 100.85 feet; 13) South 69°18’22” West, 101.12 feet; 14) South 77°50’14” West, 200.00 feet; 15) North 86°38’04” West, 207.12 feet; 16) South n050’14” West, 349.95 feet; 17) South 63°48’07” West, 103.09 feet; 18) South 77°50’14” West, 250.03 feet; 19) South 69°18’23” West, 101.12 feet; 20) South 77°50’14” West, 187.21 feet; 21) North 00°14’15” West, 492.57 feet; 22) North 89°52’26” East, 119.74 feet; 23) North 04°54’23” East, 497.49 feet; 24) South 67°02’44” East, 108.74 feet; 25) North 00°24’05” West, 113.74 feet; 26) North 00°14’15” West, 757.02 feet; 27) South 89°55’05” East, 92.79 feet; 28) North 00°14’15” West, 210.00 feet; 29) South 89°55’05” East, 360.78 feet; 30) South 00°13’43” East, 400.00 feet; 31) South 89°55’05” East, 125.00 feet; 32) South 00°13’43” East, 100.00 feet; 33) South 89°55’05” East, 300.00 feet; 34) North 00°13’43” West, 100.00 feet; 35) North 89°55’05” West, 100.00 feet; 36) North 00°13’43” West, 204.00 feet; 37) South 89°55’05” East, 3.00 feet; 38) North 00°13’43” West, 36.00 feet; 39) North 89°55’05” West, 3.00 feet; 40) North 00°13’43” West, 160.00 feet; 41) South 89°55’05” East, 364.02 feet; 42) South 00°13’58” East, 297.27 feet; 43) South 89°56’29” East, 363.40 feet; 44) North 00°13’58” West, 297.12 feet; 45) South 89°55’05” East, 298.97 feet to the aforementioned Point of Beginning.

LESS THE FOLLOWING THREE PARCELS:

PARCEL A:  (CRACKER BARREL PARCEL):

A parcel of land in the Northeast 1/4 of Section 33, Township 28 South, Range 20 East, Hillsborough County, Florida, described as follows:

Commence at the Northeast comer of said Section 33, Hillsborough County, Florida; thence run along the East boundary of the Northeast 1/4 of said Section 33, South 00°14’14” East, a distance of 1318.90 feet to the North boundary of the Southeast 1/4 of the Northeast 1/4 of said Section 33; thence run along the said North boundary, South 89°59’17” West, a distance of 609.05 feet to the Point of Beginning; thence from said Point of Beginning, departing said North boundary of the Southeast 1/4 of the Northeast 1/4 of Section 33, run the following six (6) courses: 1) along

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the arc or a curve to the left, concave to the Southeast, radius 180.00 feet, delta 021°22’42”, arc 67.16 feet, chord bearing South 20°08’54” West, 66 n feet to a point of reverse curve; 2) along the arc or a curve to the right, concave to the Northwest, radius 144.00 feet, delta 032°10’15”, arc 80.85 feet, chord bearing South 25°32’41” West, 79.80 feet; 3) leaving said curve, South 41”38’05” West, 165.17 feet to a point on a curve; 4) along the arc of a curve to the right, concave to the Northwest radius 39.00 feet, delta 036°12’26”, arc 24.65 feet, chord bearing South 59°44’02” West, 24.24 feet to a point of tangency; 5) South n050’15” West, 396.89 feet; 6) North 00°00’00” East, 353.84 feet to a point on the said North boundary of the Southeast 1/4 of the Northeast 1/4 of Section 33; thence run along said North boundary North 89°59’17” East, a distance of 576.06 feet to the aforementioned Point of Beginning.

ALSO LESS AND EXCEPT that part conveyed to CFJ Properties, a Utah partnership by Warranty Deed recorded in Official Records Book 8982, page 1278, and by Quit Claim Deed recorded in Official Records Book 8982, page 1294, of the public records of Hills borough County, Florida.

PARCEL B:  (CAMPING WORLD MAIN PARCEL):

A portion of the Northeast 1/4 Section 33, Township 28 South, Range 20 East, Hillsborough County, Florida, described as follows:

Commence at the Northeast corner of Section 33, Township 28 South, Range 20 East, and run along the East boundary of the Northeast 1/4 of Section 33, South 00°14’14” East, a distance of 1318.90 feet to the North boundary of the Southeast 1/4 of the Northeast 1/4 of said Section 33, South 89°59’17” West, a distance of 2258.05 feet; thence South }2°10’51 “ East, a distance of 88.15 feet to the Point of Beginning; thence from said Point of beginning the following five (5) courses: 1) North 77°49’09” East, 33.78 feet; 2) South 12°10’51” East, 432.35 Feet; 3) South 77°49’09” West, 330.18 feet; 4) North 10°58’12” West, 432.45 feet; 5) North 77°49’09” East, 287.26 feet to the aforementioned Point of Beginning.

PARCEL C:  (CAMPING WORLD SHOP PARCEL):

A portion of the Northeast 1/4 of Section 33, Township 28 South, Range 20 East, Hillsborough County, Florida, described as follows:

Commence at the Northeast corner of Section 33, Township 28 South, Range 20 East and run along the East boundary of the Northeast 1/4 of Section 33, South 00°14’14” East, a distance of 1318.90 feet to the North boundary of the Southeast 1/4 of the Northeast 1/4 of said Section 33, South 89°59’17” West, a distance of 2258.05 feet to the Point of Beginning; thence from said Point of Beginning the following five (5) courses: 1) South 77°49’09” West, 84.59 feet; 2) North 12°10’51” West, 114.00 feet 3) North 77°49’09” East, 202.00 feet; 4) South }2°l0’51” East, 114.00 feet; 5) South 77°49’09” West, 117.41 feet to the aforementioned Point of Beginning.

PARCEL lA:

TOGETHER WITH a 50 foot ingress, egress easement for the benefit of Parcel 1, as described in Official Records Book 8982, page 1278, of the public records of Hills borough County, Florida.

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PARCEL 2:

The West 125.0 feet of the East 689.0 feet of the South 400 feet of the North 433.0 feet of the Northwest 1/4 of the Northeast 1/4 of Section 33, Township 28 South, Range 20 East, Hillsborough County, Florida.

PARCEL 3:

The West 132 feet of the North 1/2 of the Northwest 1/4 of the Northeast 1/4 of the Northeast 1/4, Less the North 33 feet thereof of Section 33, Township 28 South, Range 20 East, Hillsborough County, Florida.

AND

The East 132 feet of the West 264 feet of the North 1/2 of the Northwest 1/4 of the Northeast 1/4 of the Northeast 1/4, Less the North 33 feet thereof of Section 33, Township 28 South, Range 20 East, Hillsborough County, Florida.

PARCEL 4:

The Southeast 1/4 of the Southeast 1/4 of Section 28, Township 28 South, Range 20 East, Less the East 30 feet and Less the South 33 feet and Less, commence at the Southeast corner of the Southeast 1/4 of the Southeast 1/4 of said Section 28, run thence North 89°55’13” West, 34.74 feet, thence North 0°08’13” West, 33 feet to the Point of Beginning; continue thence North 0°08’13” West, 37 feet; thence South 45°44’18” West, 52.94 feet, thence South 89°55’13” East, 38 feet to the Point of Beginning for roads, all lying and being in Hillsborough County, Florida.

PARCEL 5:

The East 99.40 feet of the West 363.40 feet of the North 1/2 of the Northwest 1/4 of the Northeast 1/4 of the Northeast 1/4 of Section 33, Township 28 South, Range 20 East, Hillsborough County, Florida, Less the North 33 feet thereof for road.

PARCEL 6:

Lot Beginning 464 feet West of the Northeast comer of the Northwest 1/4 of the Northeast I/4 of Section 33, Township 28 South, Range 20 East, Hillsborough County, Florida, and run West 100 feet; thence run South 433 feet; thence run East 100 feet; and thence run North 433 feet; Less the North 33 feet thereof for road purposes.

PARCEL 7:

Begin 264 feet West of the Northeast corner of the Northwest 1/4 of the Northeast 1/4 of Section 33, Township 28 South, Range 20 East, and run thence West 100 feet for a Point of Beginning; thence run South 193 feet; thence run East 3 feet; thence run South 36 feet; thence run West 3 feet; thence run South 204 feet; thence run West 100 feet; thence run North 433 feet; thence run East 100 feet to the Point of Beginning; Less the North 33 feet thereof for road purposes.

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PARCEL 8:

The West 300 feet of the East 564 feet of the South 100 feet of the North 533 feet of the Northwest 1/4 of the Northeast 1/4 of Section 33, Township 28 South, Range 20 East, Hillsborough County, Florida.

PARCEL 9:

The North 568.18 feet of the East 766.8 feet of the Southwest 1/4 of the Southeast 1/4 of Section 28, Township 28 South, Range 20 East, Hillsborough County, Florida.

This Policy valid only if Schedule B is attached.

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EXHIBIT B

Future Improvements

1.             80 sales offices

2.             107 service bays

3.             Relocation of campground and increase size to 299 spaces

4.             500 display sites

5.             New recreation center for relocated campground

6.             Conversion of current Fleetwood display area to customer parking

7.             Conversion of existing employee parking to customer parking

8.             New employee parking area

9.             Filling in existing retention/wetlands areas and construction of new retention/wetlands area north of Sligh Avenue

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the day and year first above written.

Two Witnesses:	LANDLORD:

(Name)	I-4 LAND HOLDING LIMITED COMPANY,
a Florida limited liability company

By:
(Name)	Name: Erika Wallace
Its: Member

By:
(Name)	Name: Donald Wallace
Its: Member

(Name)

TENANT:

LAZY DAYS’ R.V. CENTER, INC., a Florida corporation
(Name)

By:
(Name)	Its:

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